EXHIBIT 99

Everett Tackett, APR

Public Relations

ON Semiconductor

(602) 244-4534

everett.tackett@onsemi.com

ON Semiconductor Announces Proposed Offering of Convertible Senior

Subordinated Notes

PHOENIX, Ariz. – March 30, 2004 – ON Semiconductor (Nasdaq: ONNN) today announced that it proposes to offer approximately $260.0 million of convertible senior subordinated notes in an institutional private placement. The company expects to use the net proceeds from the offering for the repurchase and retirement of its outstanding 12 percent senior subordinated notes due 2009 and for general corporate purposes.

The company expects to grant the initial purchasers of the offering an option to purchase up to an additional $30.0 million aggregate principal amount of the convertible senior subordinated notes. ON Semiconductor could use these remaining net proceeds it received from the offering for general corporate purposes, which may include the repayment of other corporate indebtedness.

This announcement is neither an offer to sell nor a solicitation of an offer to buy securities. Any offers of the securities will be made only by means of a private offering memorandum. The notes and the common stock issuable upon conversion of the notes will be offered in the United States to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). The notes and the common stock issuable upon conversion of the notes have not been registered under the Securities Act and may not be offered or sold in the United States without registration or an applicable exemption from registration requirements.

About ON Semiconductor

ON Semiconductor (Nasdaq: ONNN) offers an extensive portfolio of power- and data-management semiconductors and standard semiconductor components that address the design needs of today’s sophisticated electronic products, appliances and automobiles. For more information visit ON Semiconductor’s website at http://www.onsemi.com.

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ON Semiconductor and the ON Semiconductor logo are registered trademarks of Semiconductor Components Industries, LLC. All other brand and product names appearing in this document are registered trademarks or trademarks of their respective holders. Although the company references its website in this news release, such information on the website is not to be incorporated herein.

This news release includes “forward-looking statements” as that term is defined in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements other than statements of historical fact are statements that could be deemed forward-looking statements and are often characterized by the use of words such as “believes,” “expects,” “estimates,” “projects,” “may,” “will,” “intends,” “plans,” or “anticipates,” or by discussions of strategy, plans or intentions. In this news release, forward-looking information relates to bookings trends, backlog levels, estimated turns levels, first and second quarter 2004 revenues, gross margins and average selling prices, and similar matters. All forward-looking statements in this news release are made based on management’s current expectations and estimates, which involve risks, uncertainties and other factors that could cause results to differ materially from those expressed in forward-looking statements. Among these factors are changes in overall economic conditions, the cyclical nature of the semiconductor industry, changes in demand for our products, changes in inventories at our customers and distributors, technological and product development risks, availability of raw materials, competitors’ actions, pricing and gross margin pressures, loss of key customers, order cancellations or reduced bookings, changes in manufacturing yields, control of costs and expenses, significant litigation, risks associated with acquisitions and dispositions, risks associated with our substantial leverage and restrictive covenants in our debt agreements, risks associated with our international operations, the threat or occurrence of international armed conflict and terrorist activities both in the United States and internationally and risks involving environmental or other governmental regulation. Additional factors that could affect the company’s future operating results are described in our Form 10-K for the year ended December 31, 2003 under the caption “Trends, Risks and Uncertainties” in the MD&A section, and other factors are described from time to time in our SEC filings. Readers are cautioned not to place undue reliance on forward-looking statements. We assume no obligation to update such information.